Exhibit 10.5
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Amendment to License Agreement
This Amendment (this “Amendment”) to the License Agreement, dated April 29, 2016, (the “License Agreement”) by and between Takeda Pharmaceuticals International AG, a company incorporated under the laws of Switzerland having its principal place of business at Thurgauerstrasse 130, 8152 Glattpark-Opfikon Zurich, Switzerland (“Takeda”) and Myovant Sciences Ltd. (formally with the name “Roivant Endocrinology Ltd.”), an exempted limited company incorporated under the laws of Bermuda, and having its Granted office at 2 Church Street, Hamilton, Bermuda (the “Former Licensee”) is being entered into as of November 19, 2019 (the “Amendment Effective Date”), by and among Takeda, Myovant Sciences GmbH, a Switzerland limited liability company with an address of Viaduktstrasse 8, 4051 Basel, Switzerland (the “Licensee”) and Roivant Sciences Ltd. (“RSL”) (with respect to RSL, solely for purposes of Section 5.5, Section 5.6, Section 11.5.3, and Section 16.8 of the License Agreement) in accordance with Section 16.12 of the License Agreement.
For clarification purpose, the Former Licensee assigned all of its rights and obligations under the License Agreement to the Licensee pursuant to that certain Asset and Contribution Agreement, dated as of November 11, 2016, by and between the Former Licensee and the Licensee, in accordance with Section 16.3 of the License Agreement.
All capitalized terms used but not otherwise defined in this Amendment have the meanings given to them in the License Agreement. The License Agreement is hereby amended as follows:

1.
As partial consideration for rights granted with respect to the Added Patents (as defined below), Licensee shall, within ten (10) Business Days of the Amendment Effective Date, wire to Takeda, in immediately available funds, the amount of [***] U.S. dollars [($[***])], which payment shall be non-refundable and non-creditable.

2.	Section 1.141 of the License Agreement is deleted in its entirety and replaced with the following:
“TAK-448 Licensed Compound” means: (a) the oligopeptide coded by Takeda as TAK-448 and the structure of which is set forth on Schedule 1.141 (TAK-448 Licensed Compound); (b) any oligopeptide other than TAK-448 that is Covered by any Takeda Patent Right set forth on Schedule 1.151 (Takeda Patent Rights); and (c) [***] of any compound described in clause (a).

3.	Section 1.174 is added to the Agreement:
“[***]” means collectively those certain letter agreements between Takeda Pharmaceutical Company Limited and [***], each dated as of December 1, 2003, including any amendments thereto.

4.	Section 10.8.1(a) of the License Agreement is deleted and replaced in its entirety with the following:

10.8.1(a)
Licensee’s Rights. Licensee will have the first right, but not the obligation, to bring at its own expense and in its sole control such action in the Licensee Territory. For clarity, Licensee shall be responsible for negotiating any agreement required pursuant to the [***] related to the Commercialization of any Licensed Products Covered by the Added Patents and shall be solely responsible for any compensation paid pursuant to the [***] related thereto. For the avoidance of doubt, Section 9.2.3(a) shall not apply to such compensation and such compensation shall not be credited against Royalties.

5.
The Schedule 1.151 of the License Agreement is deleted and replaced in its entirety with the Schedule 1.151 attached hereto as Exhibit A. Specifically, those certain Patents set forth in Schedule 1.151 Part (b)(ii) have been added to Schedule 1.151 pursuant to this Amendment (the “Added Patents”). Except as expressly set forth in this Amendment, the Schedule 1.151 (or Schedule 1.151 Part (a) or Schedule 1.151 Part (b), as applicable) referenced anywhere in the License Agreement refers to the Schedule 1.151 (or Schedule 1.151 Part (a) or Schedule 1.151 Part (b), as applicable) attached hereto as Exhibit A.

6.
Except as set forth in Section 7 of this Amendment, the representations and warranties set forth in Section 11.2 of the License Agreement do not apply to the Added Patents nor to any TAK-448 Licensed Compound Covered by an Added Patent.

7.	Section 11.2 of the License Agreement is amended to include the following.:
11.2.11    Added Patents. Takeda represents and warrants as of the Amendment Effective Date that:

(a)
Sufficient Rights. Except for the obligations under the [***], Takeda has all rights necessary to grant the rights and licenses under the Takeda Intellectual Property Rights Controlled by Takeda as of the Amendment Effective Date that it grants to Licensee pursuant to this Amendment.

(b)
Ownership of Takeda Patent Rights. Except for the obligations under the [***], Takeda is the sole and exclusive owner of the entire right, title, and interest in the Added Patents set forth on Schedule 1.151 free of any encumbrance, lien, or claim of ownership by any Third Party.

(c)
Completeness of Patent Schedule. Schedule 1.151 includes all Patent Rights owned or Controlled by Takeda that are necessary for Licensee to Exploit the Licensed Compounds and Licensed Products in the Licensee Territory.

(d)
Registration and Maintenance. To Takeda’s Knowledge, all registrations and applications for the Added Patents set forth on Schedule 1.151 are valid, enforceable, and subsisting. Except as stated therein, no registration, or application therefor, for any of the Added Patents set forth in Schedule 1.151 has lapsed, expired, been abandoned, or been withdrawn, and no such registrations, or applications therefor, are the subject of any opposition, interference, cancellation, inter partes review, post-grant review, or other legal or governmental proceeding pending before any Governmental Authority (other than standard patent prosecution before a Patent Office). To Takeda’s Knowledge, each of the Added Patents properly identifies each and every inventor of the claims therein as determined in accordance with Applicable Law of the jurisdiction in which such Added Patent is issued or such application is pending.

(e)	Infringement. There is no claim pending by Takeda alleging that a Third Party is or was infringing, misappropriating, or otherwise violating the Added Patents in the Field in the Licensee Territory.

(f)
No Government Funding. The Inventions claimed or disclosed by the Added Patent set forth on Schedule 1.151(a) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the U.S. or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. §201(f), and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as well as any regulations promulgated pursuant thereto, including 37 C.F.R. Part 401, and any successor statutes or regulations (also known as the Bayh-Dole Act).

(g)
No Claims. No claim or litigation in the Licensee Territory has been brought or, to Takeda’s Knowledge, threatened by any Person alleging, and Takeda has no Knowledge of any claim, whether or not asserted: (a) that any of the Added Patents set forth on Schedule 1.151 is invalid or unenforceable, and (b) that the Exploitation of the Licensed Compounds and Licensed Products covered by the Added Patents set forth in Schedule 1.151 violates, infringes, or otherwise conflicts or interferes with, any Intellectual Property Right of any Person.

8.	Section 12.7.3 is added to the agreement:
TAK-448 Publications: Takeda shall deliver to Licensee a copy of any proposed written publication or oral presentation on a TAK-448 Licensed Compound at least [***] days prior to the submission for publication or the oral presentation. Such publications and presentations shall not be published or given without the prior written consent of Licensee.

9.
All other provisions of the License Agreement shall continue in full force and effect. The provisions in Article 16 (Miscellaneous) of the License Agreement shall apply to this Amendment as if included in this Amendment.

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IN WITNESS WHEREOF, each of Takeda Pharmaceuticals International AG, Myovant Sciences GmbH, and Roivant Sciences Ltd. have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written, each copy of which will for all purposes be deemed to be an original.

TAKEDA PHARMACEUTICAL INTERNATIONAL AG

By:	/s/ Charles Alexander	By:	/s/ Andrea Ferrari
Name:	Charles Alexander	Name:	Andrea Ferrari
Title:	Head International BD	Title:	Regional General Counsel Eucan

MYOVANT SCIENCES GMBH

By:	/s/ Sascha Bucher
Name:	Sascha Bucher
Title:	VP, Head of Global Transactions
Date:	March 3, 2020

ROIVANT SCIENCES LTD. (Solely for purposes of Section 5.5, Section 5.6, Section 11.5.3 and Section 16.8)

By:	/s/ Marianne L. Romero
Name:	Marianne L. Romero
Title:	Head, Global Transactions & Risk Management
Date:	2/7/2020

[Signature Page to Amendment to License Agreement]